Exhibit 10.2

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into as of this 1st day of April 2011 by and between DMC Athletics & Rehabilitation„ Inc. (Sub-Landlord, hereinafter called "Sublessor"), Pazoo, Inc., (Sub-Tenant, hereinafter called "Sublessee"), 15-17 Saddle Road, L.L.C., (hereinafter called "Landlord").

W I T N E S S E T H :

WHEREAS, Sublessor is the Tenant of certain premises (referred to in the Lease Agreement, a copy of which is attached as Exhibit A, as the Leased Premises) of which approximately 750. square feet of office space, as indicated on the attached Exhibit B, shall be referred to herein as the "Premises". The Premises is a certain portion of the property commonly known as 15A Saddle Road, Cedar Knolls, New Jersey 07927: and

WHEREAS, Sublessor desires to sublease the Premises to Sublessee, and Sublessee desires to sublease the Premises from Sublessor, upon the terms and conditions hereinafter set forth; and

WHEREAS, Sublessor and Sublessee desire to obtain the approval of Landlord to the within Sublease as required pursuant to Paragraph 10.1 of the Lease Agreement.

NOW THEREFORE, for and in consideration of the exchange of valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.
Premises: Term. Sublessor does sublease to Sublessee, arid Sublessee does hereby sublease from Sublessor, the Premises for a 12 month term commencing on April 1, 2011 and terminating. on March 31, 2012, which may be extended on a year to year basis at the sole option of the Sublessee, provided however, that in no event shall any such term be greater than the Sublessor's term in the Lease Agreement (the "Sublease Term"), nor shall this Sublease survive the termination of the Lease Agreement. Sublessee shall inspect the Premises and accept that the Premises are in satisfactory condition and shall accept the Premises "as is". Sublessee expressly acknowledges and agrees that Sublessor shall have no obligation to provide any services to the Premises or to Sublessee, and shall have no liability for any failure of Landlord to provide the same.

2.
Use.  Sublessee warrants and covenants that the Premises shall be used for office use only. Sublessee agrees not to use the Premises in any manner inconsistent with the above stated purpose or in violation of the Lease Agreement.

3.
Rent.  Sublessee covenants and agrees to pay to Sublessor, without demand, deduction, or set-off, $500 per month (the "Monthly Rent") within 5 days of the first day of each calendar month during the Sublease Term.

Sublessor shall continue paying Landlord for all monthly rental payments and utility and service charges, if any, due to Landlord under the Lease Agreement, as required under the Lease Agreement.

4.
Payment of Rent: Default.  Sublessee shall pay the Monthly Rent to Sublessor no later than the first day of each month in advance with a five (5) day grace period. Sublessee acknowledges and agrees that this Sublease is subject and subordinate to the terms of the Lease Agreement and that Sublessee shall, unless contradictory to this Sublease (in which case the terms and conditions of this Sublease shall prevail), otherwise comply with each term and condition of the Lease Agreement as if Sublessee were the "Tenant" under the Lease Agreement and perform all of the obligations, responsibilities and duties required of "Tenant" under the Lease Agreement it being agreed that Sublessor shall have all rights and remedies reserved to Landlord under the Lease Agreement (in addition to Landlord's rights and remedies) for a breach or default thereof. Sublessee shall not commit or permit to be committed any act or omission that will violate any provisions of the Lease Agreement, and Sublessee hereby agrees to indemnify, defend and hold harmless Sublessor and Landlord for any and all losses, damages or claims for any such acts or omissions in violation of any such provisions of the Lease Agreement. In the event Sublessee defaults under the terms of this Sublease, or under the terms of the Lease Agreement, Sublessor shall be afforded all of the rights and remedies allowed Landlord pursuant to the terms of the Lease Agreement, and all of such remedies in the Lease Agreement are hereby incorporated herein by reference and made a part hereof. All of such remedies shall be deemed cumulative and none shall be exclusive. If the Lease Agreement terminates, this Sublease shall terminate, and Sublessor and Sublessee shall be relieved of all future obligations under this Sublease as to each other. Sublessee shall not assign this Sublease or further sublet or transfer the Premises or any part thereof without the prior written consent of both Landlord and Sublessor.

5.
Protection of Sublessor and Landlord. Sublessee shall keep the Premises free and clear of all liens or claims of lien arising out of any work performed, materials furnished or obligations incurred on or to the Premises, and Sublessee agrees to indemnify, defend and hold harmless Sublessor and Landlord for any and all losses, damages or claims in connection therewith.

6.
Brokers. Sublessor and Sublessee represent and warrant that no brokers were involved in any way with this Sublease and each party shall indemnify and hold the other harmless from any claim from any broker claiming any commission or fee is due on account of this Sublease.

7.	Successors and Assigns. The obligations and responsibilities herein shall be binding upon and the rights and benefits shall inure to the parties hereto and their respective successors and assigns.

8.
Alterations to the Premises: Surrender.  Sublessee shall not make any additions, alterations or improvements to the Premises without the prior written consent of both Sublessor and Landlord. Any additions, alterations or improvements to the Premises made by Sublessee shall be made at Sublessee's sole cost and expense and in accordance with all rules and regulations promulgated by Landlord and the laws of any applicable governing authority with respect to the construction of such additions, alterations or leasehold improvements. Sublessee shall indemnify, defend and hold harmless Sublessor and Landlord for any and all losses, damages or claims arising from any alteration or improvement work performed in the Premises by Sublessee or on behalf of Sublessee. Upon expiration or earlier termination of this Sublease, Sublessee shall surrender the Premises in as good a condition and state of repair as exists as of the commencement date of this Sublease, subject to normal wear and tear. In the event that Sublessee makes any alterations to the Premises during the Sublease Term, Sublessee shall be responsible for returning the Premises back to their original condition as of the commencement date of this Sublease upon the expiration of the Sublease Term.

9.	Deposits. Sublessee shall not be required to make any security deposit on account of this Sublease.

10.
Public Liability Insurance. Sublessee agrees to maintain public liability insurance in the types and amounts described in Paragraph 7.1 of the Lease Agreement. The insurance policy required shall name Sublessee as the named insured and Landlord and Sublessor as additional insureds. Sublessor shall be furnished a copy of said policy or suitable evidence of insurance. Failure to provide such insurance policy shall be considered an event of default giving Sublessor all available rights and remedies including, without limitation the option to terminate this Sublease.

11.
Entire Agreement: No Modification.  It is expressly agreed between Sublessor, Sublessee and Landlord that there is no verbal understanding or agreement which in any way changes the terms, covenants and conditions herein set forth, and that no modification of this Sublease and no waiver of any of its terms and conditions shall be effective unless made in writing and duly executed by the parties hereto.

12.
Validity. If any provision of this Sublease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Sublease or the application of such provisions to persons or circumstances other than those as to which it is held invalid shall not be affected therein and each provision of this Sublease shall be valid and enforced to the fullest extent permitted by law.

13.
Notices. All notices required or permitted under this Sublease shall be sufficient if in writing and sent by United States Certified Mail, postage prepaid, return receipt requested, or by recognized overnight courier service to the party being given such notice at the following addresses:

Landlord:	Sublessor:	Sublessee:
15-17 Saddle Road LLC 15-17 Saddle Road Cedar Knolls, NJ 07927	DMC.Athletics & Rehabilitation, Inc. 15A Saddle Road Cedar Knolls, NJ 07927	Pazoo, Inc. 15A Saddle Road Cedar Knolls, NJ 07927

Notices shall be effective upon receipt.

14.
Landlord Consent. Landlord hereby consents to this Sublease upon the terms and conditions herein contained. This Sublease and Landlord's consent to this Sublease shall in no way  release Sublessor from any of its duties, obligation or liabilities under the Original Lease.

(Signatures follow on next page)

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be duly executed by their proper offices as of the day and year first above written.

Signed, sealed and delivered in the presence of:	LANDLORD:
15-17 Saddle Road, LLC

	By:	/s/ Paul Dole
Witness

Signed, sealed and delivered in the presence of:	SUBLESSOR:
DMC Athletics & Rehabilitation, Inc.

	By:	/s/ David M. Cunic
Witness		David M. Cunic / President

Signed, sealed and delivered in the presence of:	SUBLESSEE:
Pazoo, Inc.

	By:	/s/ Gregory Jung
Witness		Gregory Jung / CFO

EXHIBIT A

Lease Agreement

EXHIBIT B

Floor Plan